EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Organized under law of

AmeriNic, Inc.	Virginia
Aviation and Regional Services, Ltd.	Malawi
B.V. Beleggings- en Beheermaatschappij "De Amstel"	Netherlands
Carolina Innovative Food Ingredients, Inc.	Virginia
Carolina Recycled Ag Materials, LLC	Virginia
Casa Export, Limited	Virginia
Commonwealth Leaf Trading Company Pte. Ltd.	Singapore
Continental Tobacco S.A.	Switzerland
Deltafina, S.r.l.	Italy
Deutsch-hollandische Tabakgesellschaft mbH & Co. K.G.	Germany
EC Wrapper LLC	Virginia
Ermor Tabarama-Tabacos do Brasil Ltda.	Brazil
FruitSmart, Inc.	Washington
Gebrueder Kulenkampff GmbH	Germany
Global Laboratory Services, Inc.	Virginia
HTL-DHT B.V.	Netherlands
Inetab-Kaubeck, SRL	Dominican Republic
J.P. Taylor Company, L.L.C.	Virginia
L’Agricola, S.r.l.	Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.	Virginia
Limbe Leaf Tobacco Company Limited	Malawi
Mozambique Leaf Tobacco, Limitada	Mozambique
Procesadora Unitab, S.A.	Guatemala
PT Tempu Rejo	Indonesia
Silva International, Inc.	Illinois
Shank's Extracts, LLC	Virginia
Tabacalera San Fernando S.R.L.	Paraguay
Tabacos Del Pacifico Norte, S.A. De C.V.	Mexico
TAES, S.L.	Spain
ULT Support Services India Private Ltd.	India
Ultoco, S.A.	Switzerland

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Ultoco Limited	British Virgin Islands
Ultoco Services, S.A.	Switzerland
Universal Finance, Inc.	Virginia
Universal Global Ventures, Incorporated	Virginia
Universal Innovations Corporation, Inc.	Virginia
Universal Leaf (Asia) Pte Ltd.	Singapore
Universal Leaf Canada, Inc.	Canada
Universal Leaf Far East Ltd.	British Virgin Islands
Universal Leaf North America U. S., Inc.	North Carolina
Universal Leaf Philippines, Inc.	Philippines
Universal Leaf South Africa (Pty) Limited	South Africa
Universal Leaf Tabacos Ltda.	Brazil
Universal Leaf Tobacco Company, Inc.	Virginia
Universal Leaf Tobacco Hungary Private Limited Company	Hungary
Universal Leaf Tobacco International, Inc.	Virginia
Universal Leaf Tobacco Poland Sp. z o.o.	Poland
Virginia Tobacco Company, Inc.	Virginia
Zimleaf Holdings (Private) Limited	Zimbabwe
Zimbabwe Leaf Tobacco Company (Private) Limited	Zimbabwe

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